
                                                        EXHIBIT 1
                                                        ---------


                    IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARIES WHICH ACQUIRED SECURITIES
                    --------------------------------------------------------------------------------

                    Citibank, N.A. is a bank as defined in Section 3(a)(6) of the Act (15 U.S.C. 78c).

                    The undersigned hereby affirms the identification and Item 3 classification of the subsidiary which acquired the security holdings reported in this Schedule 13G.


                    Date: February 9, 2007

                                         CITIGROUP INC.


                                         By: /s/ Riqueza V. Feaster
                                         -------------------------------------
                                         Name:  Riqueza V. Feaster
                                         Title: Assistant Secretary
